UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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☒	Soliciting Material under §240.14a-12

DIGITALBRIDGE GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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We are pleased to announce that DigitalBridge has entered into a definitive agreement to be acquired by SoftBank Group Corp. This agreement marks the next stage in DigitalBridge's evolution, as we continue to advance our leadership in digital infrastructure and meet the AI opportunity.

SoftBank’s commitment to scaling transformational digital infrastructure, capital strength, and global network will enable DigitalBridge to accelerate its mission with greater flexibility, invest with a longer-term horizon on behalf of our investors, and better serve the world’s leading technology companies as they scale their AI ambitions.

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